Exhibit 99.1

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Balance Sheets

(unaudited)

	December 31,
(in thousands, except per share amounts)	2016	2015
Assets
Current assets
Cash and cash equivalents	$16,765	$33,629
Investments	55,213	48,641
Accounts receivable	11,421	5,245
Inventory	15,634	10,955
Prepaid expenses and other current assets	9,978	12,071
Total current assets	109,011	110,541
Property and equipment, net	14,560	8,548
Long-term restricted cash	4,500	4,500
Other long-term assets	9,813	7,518
Total assets	$137,884	$131,107
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,359	$4,749
Accrued expenses	16,604	15,551
Deferred service revenue, current	7,130	6,815
Deferred contractual revenue, current	—	10,822
Other liabilities, current	1,681	241
Total current liabilities	33,774	38,178
Deferred service revenue, non-current	1,297	1,143
Deferred contractual revenue, non-current	—	1,312
Other liabilities, non-current	1,683	1,386
Notes payable	16,106	14,948
Financing derivative	356	600
Total liabilities	53,216	57,567

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.001 par value:
Authorized 50,000 shares; No shares issued or outstanding	—	—
Common Stock, $0.001 par value:
Authorized 1,000,000 shares; Issued and outstanding 92,677 and 79,983 shares at December 31, 2016 and 2015, respectively	93	80
Additional paid-in-capital	872,114	786,636
Accumulated other comprehensive income (loss)	5	(7)
Accumulated deficit	(787,544)	(713,169)
Total stockholders’ equity	84,668	73,540
Total liabilities and stockholders’ equity	$137,884	$131,107

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Years ended December 31,
(in thousands, except per share amounts)	2016	2015	2014
Revenue:
Product revenue	$64,609	$37,502	$35,299
Service and other revenue	13,971	10,896	8,511
Contractual revenue	12,134	44,384	16,784
Total revenue	90,714	92,782	60,594
Cost of Revenue:
Cost of product revenue	34,512	30,704	29,626
Cost of service and other revenue	12,042	8,628	7,566
Total cost of revenue	46,554	39,332	37,192
Gross profit	44,160	53,450	23,402
Operating Expense:
Research and development	67,617	60,440	48,230
Sales, general and administrative	47,787	45,187	38,026
Gain on lease amendments	—	(23,043)	—
Total operating expense	115,404	82,584	86,256
Operating loss	(71,244)	(29,134)	(62,854)
Interest expense	(3,234)	(2,926)	(2,828)
Other income (expense), net	103	364	(478)
Net loss	(74,375)	(31,696)	(66,160)
Other comprehensive loss:
Unrealized gain (loss) on investments	12	(16)	(5)
Comprehensive loss	$(74,363)	$(31,712)	$(66,165)
Net loss per share:
Basic and diluted net loss per share	$(0.83)	$(0.42)	$(0.94)
Shares used in computing basic and diluted net loss per share	89,148	75,614	70,475

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

Consolidated Statements of Cash Flows

(unaudited)

	Years Ended December 31,
(in thousands)	2016	2015	2014
Cash flows from operating activities
Net loss	$(74,375)	$(31,696)	$(66,160)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,875	3,677	4,221
Amortization of debt discount and financing costs	1,158	957	793
Stock-based compensation	19,562	13,840	9,943
Non-cash portion of gain on lease amendments	—	(3,043)	—
Other items	(147)	(230)	507
Changes in assets and liabilities
Accounts receivable	(6,176)	(1,738)	(660)
Inventory	(6,151)	(2,466)	(1,285)
Prepaid expenses and other assets	(202)	(17,889)	(224)
Accounts payable	3,402	(716)	3,891
Accrued expenses	1,053	5,732	3,536
Deferred service revenue	469	708	2,686
Deferred contractual revenue	(12,134)	(14,386)	(6,784)
Other liabilities	1,737	(639)	(1,932)
Net cash used in operating activities	(67,929)	(47,889)	(51,468)
Cash flows from investing activities
Purchase of property and equipment	(8,207)	(3,009)	(1,609)
Proceeds from disposal of property and equipment	10	36	—
Long-term restricted cash	—	(4,500)	—
Purchase of investments	(95,848)	(84,579)	(126,413)
Sales of investments	23,285	8,317	—
Maturities of investments	65,896	92,341	147,586
Net cash provided by (used in) investing activities	(14,864)	8,606	19,564
Cash flows from financing activities
Proceeds from issuance of common stock from equity plans	7,729	7,363	3,968
Proceeds from issuance of common stock from "at-the-market" offering, net of issuance costs	58,200	29,100	38,023
Net cash provided by financing activities	65,929	36,463	41,991
Net increase (decrease) in cash and cash equivalents	(16,864)	(2,820)	10,087
Cash and cash equivalents at beginning of period	33,629	36,449	26,362
Cash and cash equivalents at end of period	$16,765	$33,629	$36,449

Supplemental disclosure of cash flow information
Interest paid	$1,799	$1,794	$1,794

Supplemental disclosure of non-cash investing and financing activities
Inventory transferred to property and equipment	1,282	2,846	—